Exhibit 4.2

FORM OF

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

FLOOR & DECOR HOLDINGS, INC.

ARES CORPORATE OPPORTUNITIES FUND III, L.P.,

FS EQUITY PARTNERS VI, L.P.

AND

THE OTHER STOCKHOLDERS PARTY THERETO

Dated as of                , 2017

EXHIBIT INDEX

Exhibit A                                             Form of Joinder Agreement

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of                        , 2017, by and among Floor & Decor Holdings, Inc., a Delaware corporation (the “Company”), Ares Corporate Opportunities Fund III, L.P., a Delaware limited partnership (“Ares”), FS Equity Partners VI, L.P., a Delaware limited partnership (“FS”), and the stockholders listed on Schedule A hereto (such parties and each Person that executes a Joinder Agreement, individually, a “Party” and, collectively, the “Parties”) for so long as they own Shares (as defined below).

WHEREAS, the Company, Ares, FS and the other Parties listed on Schedule A hereto are parties to the Shareholders Agreement, dated as of November 24, 2010, as amended (the “Shareholders Agreement”);

WHEREAS, pursuant to Section 6.03 of the Shareholders Agreement, the Shareholders Agreement may be amended and restated by a written instrument executed by Ares and FS (who each beneficially own at least 5% of the outstanding Shares as of the date hereof) and a majority (based on the number of Shares owned by each Minority Stockholder at the time of such amendment and restatement) of the Minority Stockholders so long as such amendment and restatement does not uniquely and adversely affect the rights of any particular Party or Parties;

WHEREAS, the stockholders listed on Schedule B hereto represent a majority (based on the number of Shares owned by each Minority Stockholder on the date hereof) of the Minority Stockholders; and

WHEREAS, the Company has executed an underwriting agreement to effect a Qualified IPO (as defined in the Shareholders Agreement) on the date hereof;

WHEREAS, in connection with the Qualified IPO, Ares, FS, and the stockholders listed on Schedule B hereto desire to amend and restate the Shareholders Agreement by entering into this Agreement to replace the Shareholders Agreement in its entirety.

NOW, THEREFORE, the parties mutually agree as follows:

ARTICLE I.

DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.01.                                   Definitions.  The following terms, as used herein, have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  No Person shall be deemed to be an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the Company’s Capital Stock.

“Agreement” has the meaning set forth in the recitals to this Agreement.

“Ares” has the meaning set forth in the recitals to this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Bylaws” means the Bylaws of the Company, as amended or amended and restated from time to time.

“Capital Stock” means, with respect to any Person any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, and any rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock and Class C Common Stock, each par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the recitals to this Agreement.

“Delay Notice” has the meaning set forth in Section 3.02(a).

“Demand Holder” has the meaning set forth in Section 3.02(a).

“Demand Registration” has the meaning set forth in Section 3.02(a).

“Effectiveness Period” has the meaning set forth in Section 3.02(a).

“Encumbrance” means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance or other right of third parties, voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

“FS” has the meaning set forth in the recitals to this Agreement.

“FS Affiliates” means FS Affiliates VI, L.P.

“Joinder Agreement” means a joinder agreement, a form of which is attached hereto as Exhibit A.

“Lock-up Period” has the meaning set forth in Section 3.06.

“Major Stockholder” means each of Ares and FS, in each case so long as it, together with its Permitted Transferees, at the date of determination, beneficially owns at least 15% of the then outstanding Shares.

“Minority Stockholders” means the Parties other than the Major Stockholders and FS Affiliates.

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Party” and “Parties” have the meanings set forth in the Recitals to this Agreement.

“Permitted Transferee” means:

(i)                                     with respect to any Stockholder who is a natural person, (a) such Stockholder’s immediate family and (b) any trust which is for the primary benefit of such Stockholder or one or more members of such Stockholder’s immediate family (which shall include grandchildren) (a “Trust”), a charitable organization that is controlled by such Stockholder or a community foundation which permits donor participation in directing charitable donations from charitable gifts given by such Stockholder;

(ii)                                  with respect to any Stockholder that is not a natural person, (a) any Affiliate of such Stockholder, (b) with respect to any Major Stockholder, any institutional lender to which such Major Stockholder is required to pledge or grant a security interest in the Shares pursuant to the terms of such Major Stockholder’s senior secured revolving credit facility, and (c) with respect to the West Companies, (I) the immediate family of Vincent West, (II) any trust which is for the primary benefit of Vincent West or one or more members of his immediate family (which shall include grandchildren) or (III) a charitable organization that is controlled by Vincent West or a community foundation which permits donor participation in directing charitable donations from charitable gifts given by either of the West Companies; and

(iii)                               to the extent such Stockholder is an investment fund, (a) any Related Person of such Stockholder, (b) any investor in such Stockholder that receives a pro rata distribution of Shares to all investors in such Stockholder, and (c) any Person acquiring all or substantially all of the investment portfolio of such Stockholder;

provided, that in any of such cases, such Permitted Transferee (i) is an accredited investor within the meaning of Regulation D under the 1933 Act and (ii) prior to the Transfer, executes a Joinder Agreement.

“Person” means an individual, a corporation, a general or limited partnership, a limited liability company, a joint stock company, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“Piggyback Holder” has the meaning set forth in Section 3.01(a).

“Piggyback Registration” has the meaning set forth in Section 3.01(a).

“Registrable Securities” shall mean any of (i) the shares of Capital Stock of the Company owned by any Party at the time of determination and (ii) any other securities issued or issuable with respect to such shares of Capital Stock by way of a stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the 1933 Act and such securities shall have been disposed of by such holder pursuant to such registration statement, (b) such securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force) promulgated under the 1933 Act, (c) such securities are eligible for transfer to the public pursuant to Rule 144 without restriction as to manner of sale or amount sold, (d) such securities are sold by a Person in a transaction in which rights under the provisions of this Agreement are not assigned in accordance with this Agreement, or (e) such securities shall have ceased to be outstanding.

“Registration” has the meaning set forth in Section 3.03.

“Related Person” means, with respect to any Person, (a) an Affiliate of such Person, (b) any investment manager, investment partnership, investment adviser or general partner of such Person, (c) any investment fund, investment partnership, investment account or other investment Person whose investment manager, investment adviser, managing member or general partner is such Person or a Related Person of such Person and (d) any equity investor, partner, officer, member or manager of such Person; provided, however, that no Person shall be deemed an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the Capital Stock of the Company.

“Representatives” means, with respect to any specified Person, such Person and such Person’s Affiliates, their successors and assigns and any of their respective agents, employees, stockholders, partners, members, representatives, officers, advisers and directors.

“Request Notice” has the meaning set forth in Section 3.02(a).

“Shareholders Agreement” has the meaning set forth in the recitals to this Agreement.

“Shares” means, at any time, the shares of Common Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any recapitalization, merger, consolidation, exchange or other similar reorganization.

“Stockholder” means a Party that holds Registrable Securities.

“Valid Business Reason” has the meaning set forth in Section 3.02(a).

“West Companies” means American West Investment Corporation and West Family Partners, LLLP.

SECTION 1.02.                                   Rules of Construction.

(a)                                 Whenever any provision of this Agreement calls for any calculation based on a number of shares of Capital Stock issued and outstanding or held by a Stockholder, the number of Shares deemed to be issued and outstanding or held by that Stockholder, unless specifically stated otherwise, as applicable, shall be the total number of shares of Common Stock then issued and outstanding or owned by the Stockholder; provided, that the investments and the beneficial ownership of Permitted Transferees of such Stockholder shall be aggregated with the investments and beneficial ownership of such Stockholder.

(b)                                 Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”  References to numbered or letter articles, sections and subsections refer to articles, sections and subsections, respectively, of this Agreement unless expressly stated otherwise.  All references to this Agreement include, whether or not expressly referenced, the exhibits and schedules attached hereto.  References to a Section, paragraph, Exhibit or Schedule, such reference shall be to a Section or paragraph of, or Exhibit or Schedule to, this Agreement unless otherwise indicated.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” when used in this Agreement is not exclusive.

The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein unless otherwise indicated.  References to a Person are also to its permitted successors and assigns.  In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Each of the parties hereby severally represents and warrants to each of the other parties as follows:

(a)                                 Authority; Enforceability.  Such party (i) has the legal capacity or organizational power and authority to execute, deliver and perform its obligations under this Agreement and (ii) (in the case of parties that are not natural persons) is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization.  This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

(b)                                 Consent.  No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those that have been made or obtained on or prior to the date hereof, in connection with (i) the execution or delivery of this Agreement or (ii) the consummation of any of the transactions contemplated hereby.  To the extent a Party is a natural person and is married and is a resident of a state governed by community property laws or similar laws relating to marital property, such Party has delivered a Spousal Consent executed by his or her spouse.

ARTICLE III.

REGISTRATION RIGHTS

SECTION 3.01.                                   Company Registration.

(a)                                 Right to Piggyback on Registration of Stock.  Subject to Section 3.01(c), if at any time or from time to time after the Company’s initial public offering the Company proposes to register shares of Capital Stock of the Company under the 1933 Act in connection with a public offering of such Capital Stock on any form other than Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms (a “Piggyback Registration”), whether for its own account or for the account of one or more stockholders of the Company, the Company shall give each Stockholder written notice of such determination (i) at least 30 days prior to the anticipated effective date of such Piggyback Registration and (ii) within ten Business Days after the Company’s receipt of any notice of an exercise of demand registration rights in accordance with Section 3.02.  Upon the written request of any Stockholder (the “Piggyback Holder”) given within ten Business Days after receipt of any such notice by the Company, the Company shall use its reasonable best efforts to cause to be registered under the 1933 Act all of the Registrable Securities of the same class of Capital Stock (or convertible into the same class of Capital Stock prior to or concurrently with the consummation of such offering) held by such Stockholder that the Stockholder has requested to be registered; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Piggyback Holder and (i) in the case of a determination not to register such securities, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the registration expenses in connection therewith); and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.  No registration effected under this Section 3.01 shall relieve the Company of its obligation to effect any registration upon demand under Section 3.02.

(b)                                 Selection of Underwriters.  If any Piggyback Registration involves an underwritten primary offering of the Company’s securities, the Board shall have the right to select any underwriter or underwriters to manage such Piggyback Registration.

(c)                                  Priority on Piggyback Registrations.  In the event that the Piggyback Registration includes an underwritten offering, the Company shall so advise the Stockholders as part of the written notice given pursuant to Section 3.01(a) and the registration rights provided in Section 3.01(a) shall be subject to the condition that if the managing underwriter or underwriters of a Piggyback Registration advise the Company that in its or their opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number that can be sold without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of the offering, the Company and the Stockholders, as the case may be, will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold in such offering without such adverse effect.  The Registrable Securities so included in such Piggyback Registration shall be apportioned as follows: (a) first, to any shares of Common Stock that the Company proposes to sell and (b) second, pro rata among shares of the Registrable Securities included in such Piggyback Registration, in each case according to the total number of shares of the Registrable Securities requested for inclusion by the Piggyback Holders, or in such other proportions as shall mutually be agreed to among the Piggyback Holders.  Notwithstanding anything to the contrary herein, if the underwriter reasonably determines that marketing factors require the exclusion of particular Stockholder(s) from participating in such offering (e.g., the exclusion of members of management) as to all or any portion of such Stockholder’s Common Stock, the Company shall so advise such Stockholder(s) and all or such portion of such Stockholder’s Common Stock shall be excluded from such registration to the extent determined by such underwriter.

SECTION 3.02.                                   Demand Registration Rights.

(a)                                 Right to Demand.  Subject to Section 3.02(b) below, at any time or from time to time after the consummation of the Qualified IPO, each of Ares and FS, in each case so long as it, together with its Related Persons and other Permitted Transferees, at the date of determination, beneficially owns at least 5% of the then outstanding Shares (the “Demand Holder”), may make a written request, which request will specify the aggregate number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof (the “Request Notice”) to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of all or part of the Registrable Securities then owned by the Demand Holder (a “Demand Registration”); provided, that (i) the Company may, if the Board so determines that due to a pending or contemplated material acquisition or disposition or public offering or other material event involving the Company or any of its subsidiaries (a “Valid Business Reason”) it would be inadvisable to effect such Demand Registration at such time (but in no event after such registration statement has become effective), the Company may, upon providing the Demand Holder written notice (the “Delay Notice”), defer such Demand Registration for a single period set forth in such Delay Notice with respect to such Demand Registration not to exceed 90 days; and (ii) the Company shall not postpone or delay a Demand Registration under this Section 3.02 more than once in any 12-month period.  A registration pursuant to this Section 3.02 will be on such appropriate form of the Commission as shall be selected by the Demand Holder and be reasonably acceptable to the Company and as shall permit the intended method or methods of distribution specified by the Demand Holder, including a distribution to, and resale by, the partners of any Demand Holder.

The Company shall not be obligated to maintain a registration statement pursuant to a Demand Registration effective for more than (x) 360 days or (y) such shorter period when all of the Registrable Securities covered by such registration statement have been sold pursuant thereto (the “Effectiveness Period”).  Notwithstanding the foregoing, the Company shall not be obligated to effect more than one Demand Registration in any 90-day period following an Effectiveness Period or such longer period not to exceed 180 days as requested by an underwriter pursuant to Section 3.06.  Upon any such request for a Demand Registration, the Company will deliver any notices required by Section 3.01 and thereupon the Company will, subject to Section 3.01(c) and 3.02(f) hereof, use its reasonable best efforts to effect the prompt registration under the 1933 Act of:

(i)                                     the Registrable Securities which the Company has been so requested to register by the Demand Holder as contained in the Request Notice and

(ii)                                  all other Registrable Securities which the Company has been requested to register by the Piggyback Holders,

all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of each seller of such Registrable Securities.

(b)                                 Number of Demand Registrations. The Company will not be required to effect more than four registrations pursuant to this Section 3.02 upon the request of Ares and will not be required to effect more than four registrations pursuant to this Section 3.02 upon the request of FS; provided that, the Company shall only be required to effect up to two registrations pursuant to this Section 3.02 upon the request of Ares if Ares, at the time of such request, is not a Major Stockholder and up to two registrations pursuant to this Section 3.02 upon the request of FS if FS, at the time of such request, is not a Major Stockholder; provided further that, at any time in which the Company is eligible to register shares of Common Stock on Form S-3 (or any successor form), the Demand Holder shall have an unlimited number of demand registrations on Form S-3.

(c)                                  Revocation.  The Demand Holder may, at any time prior to the effective date of the registration statement relating to such Demand Registration, revoke such request by providing a written notice thereof to the Company and only if it complies with this Section 3.02(c).  Subject to Section 3.02(d), the Demand Holder shall reimburse the Company for all its reasonable out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement.  If pursuant to the terms of this Section 3.02(c), the Demand Holder reimburses the Company for its reasonable out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement or if the Demand Holder is not required to pay such expenses pursuant to Section 3.02(d), the attempted registration shall not be deemed to be a Demand Registration.

(d)                                 Effective Registration.  A registration will not count as a Demand Registration and the Demand Holder shall not be required to reimburse the Company for its expenses incurred in the preparation, filing and processing of any registration statement pursuant to Section 3.02(c) if:

(i)                                     the Demand Holder determines in its good faith judgment to withdraw the proposed registration of any Registrable Securities requested to be registered by the Demand Holder due to a material adverse change in the Company (other than as a result of any action by the Demand Holder);

(ii)                                  such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason (other than as a result of any act by the Demand Holder) and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Demand Holder’s satisfaction;

(iii)                               the Demand Holder requests that the Company withdraw the registration at any time during the period specified in a Delay Notice or within 10 days thereafter; or

(iv)                              the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such demand are not satisfied (other than as a result of a default or breach thereunder by the Demand Holder).

(e)                                  Selection of Underwriters.  If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the Demand Holder will have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed.

(f)                                   Priority on Demand Registrations.  If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number which can be sold without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of the offering, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold in such offering without such material adverse effect.  The Registrable Securities to be included in such Demand Registration shall be apportioned pro rata among the Demand Holder and the Piggyback Holders according to the total number of shares of the Registrable Securities requested for inclusion by the Demand Holder and the Piggyback Holders, or in such other proportions as shall mutually be agreed to among the Demand Holder and the Piggyback Holders.

(g)                                  Notwithstanding anything to the contrary herein, if the underwriter reasonably determines that marketing factors require the exclusion of particular Stockholder(s) from participating in such offering (e.g., the exclusion of members of management) as to all or any portion of such Stockholder’s Common Stock, the Company shall so advise such Stockholder(s) and all or such portion of such Stockholder’s Common Stock shall be excluded from such registration to the extent determined by such underwriter.

SECTION 3.03.            Registration Procedures.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article III that the Stockholders requesting inclusion in any Piggyback Registration or Demand Registration (a “Registration”) shall furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and other matters referred to in and consistent with this Article III, as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company (such intended method of distribution may include a distribution to, and resale by, the partners of the holders of any Registrable Securities).  With respect to any Registration which includes Registrable Securities held by a Stockholder, the Company will, subject to Sections 3.01 and 3.02:

(a)           As promptly as possible (in the case of a Demand Registration, no more than 45 days after the Company’s receipt of a Request Notice that is not for a registration on Form S-3 or any successor or comparable form and no more than 30 days after the Company’s receipt of a Request Notice that is for a registration on Form S-3 or any successor or comparable form) prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission for such intended method of disposition, use its reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter; provided, that not less than 5 Business Days before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel representing the Stockholders selling Registrable Securities under such Registration copies of all documents proposed to be filed, which documents shall be subject to the review and reasonable comments of such counsel; provided, further, that the Company shall not be obligated to maintain such registration effective for a period longer than the Effectiveness Period;

(b)           Prepare and file with the Commission such amendments and post-effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective for a period of not less than the Effectiveness Period (but not prior to the expiration of the time period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act and comply with the 1933 Act in a timely manner; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

(c)           Promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriter(s) or the Demand Holder reasonably request to be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplements or post-effective amendments as soon as practical after being notified of the matters to be incorporated in such supplement or amendment;

(d)           Furnish to such Stockholder, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto, as such Stockholder may reasonably request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as the Stockholder or underwriter or underwriters, if any, may request in order to facilitate the disposition of the securities being sold by the Stockholder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by the Stockholder covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto);

(e)           Notify such Stockholder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the investors of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)            [Intentionally omitted;]

(g)           Use its reasonable best efforts to cause all securities included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on any national securities exchange, quotation system or other market on which the Common Stock is then listed or proposed to be listed by the Company, if any, or, failing that, to arrange for at least two market makers to register as such with respect to such securities with the Financial Industry Regulatory Authority, Inc.;

(h)           Make generally available to its security holders an earnings statement, which need not be audited, satisfying the provisions of Section 11(a) of the 1933 Act as soon as reasonably practicable after the end of the twelve (12)-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12)-month period;

(i)            After the filing of a registration statement, (i) notify each Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or, to the Company’s knowledge, threatened by the Commission and of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction, (ii) take all reasonable actions to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of any Registrable Securities at the earliest possible moment, and (iii) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s Representatives and independent accountants to supply all such information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement;

(j)            In connection with the preparation and filing of each Registration, the Company shall give each holder of Registrable Securities included in such Registration, the underwriter(s) and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of each registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto and comparable statements under the securities or blue sky laws of any jurisdiction and give each of the foregoing Persons access to the books and records, pertinent corporate and business documents and properties of the Company and its subsidiaries and such opportunities to discuss the business and affairs of the Company and its subsidiaries with the respective Representatives and the independent public accountants who have certified the Company’s consolidated financial statements, and supply all other information and respond to all other inquiries requested by such holders, underwriter(s), counsel, accountants and other representatives and agents as shall be necessary or appropriate, in the opinion of such holders or underwriter(s), to conduct a reasonable investigation within the meaning of the 1933 Act, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which such holder or such underwriter(s) shall object;

(k)           Cause its employees to participate in “road shows” and other presentations as reasonably requested by the underwriters in connection with such Registration;

(l)            Deliver promptly to counsel representing the Stockholders selling Registrable Securities under such Registration and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company, its counsel or auditors, and all memoranda relating to discussions with the Commission or its staff with respect to such Registration; and

(m)          On or prior to the date on which the registration statement is declared effective, use its reasonable best efforts to (i) register or qualify, and cooperate with such underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as the managing underwriter or underwriters, if any, requests in writing, to use its reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the Effectiveness Period and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject, (ii) obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, which letter shall be addressed to the underwriters, and the Company shall use its reasonable best efforts to cause such cold comfort letter to also be addressed to the holders of such Registrable Securities, (iii) obtain an opinion from the Company’s outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities, and (iv) enter into and perform its obligations under such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities included in the Request Notice, in the case of a Demand Registration, or the holders of a majority of the Registrable Securities being sold or the underwriters, if any, in the case of a Piggyback Registration, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, combination of shares, recapitalization, or reorganization).

The Stockholders, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 3.03, will forthwith discontinue disposition of the Registrable Securities until the Stockholders’ receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 3.03 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Stockholder will, or will request the managing underwriter or underwriters, if any, to, deliver, to the Company (at the Company’s sole expense) all copies, other than permanent file copies then in such Stockholder’s possession, of the prospectus covering such securities current at the time of receipt of such notice.

No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company, other than representations and warranties regarding such holder, such holder’s ownership of and title to the Registrable Securities to be sold in such offering, and its intended method of distribution and any liability of any such holder under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties therein and shall be limited to an amount equal to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

SECTION 3.04.            Registration Expenses.

(a)           Subject to Section 3.02(c), in the case of any Registration, the Company shall bear all expenses incident to the Company’s performance of or compliance with Sections 3.01, 3.02 and 3.03 of this Agreement, including all Commission and stock exchange or the Financial Industry Regulatory Authority, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions, or transfer taxes, if any, attributable to the sale of Registrable Securities by a selling Stockholder or fees and expenses of more than one counsel representing the Stockholders selling Registrable Securities under such Registration as set forth in Section 3.04(b) below).

(b)           In connection with each Registration initiated hereunder (whether a Demand Registration or a Piggyback Registration), the Company shall reimburse the holders covered by such registration for the reasonable fees and disbursements of one law firm chosen by a majority of the number of shares of Registrable Securities included in the Request Notice, in the event of a Demand Registration, and, in the case of a Piggyback Registration, the holders of a majority of the number of shares of Registrable Securities included in such Registration.

SECTION 3.05.            Indemnification.

(a)           Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Stockholder, the underwriters selling such Stockholder’s Registrable Securities and their respective officers, directors, Affiliates and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) any of them, including any general partner or manager of any thereof, against all losses, claims, damages, liabilities and expenses (including reasonable out-of-pocket counsel fees and disbursements) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, in which such Stockholder participates in an offering of Registrable Securities or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are made in reliance on and in conformity with any information with respect to such Stockholder furnished in writing to the Company by such Stockholder expressly for use therein; provided, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Stockholder from whom the Person asserting such loss, claim, damage or liability purchased the securities if it is determined that such loss, claim, damage or liability was caused by such Stockholder’s failure to deliver to such Stockholder’s immediate purchaser a current copy of the prospectus (if the current copy of the prospectus was required by applicable law to be so delivered) after the Company has timely furnished such Stockholder with a sufficient number of copies of such prospectus.

(b)           Indemnification by the Stockholders.  In connection with any registration statement in which a Stockholder is participating, each such Stockholder will furnish to the Company in writing such information and affidavits with respect to such Stockholder as the Company reasonably requests for use in connection with any registration statement or prospectus covering the Registrable Securities of such Stockholder and to the extent permitted by law agrees to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Company, against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the registration statement, prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance on and in conformity with the information or affidavit with respect to such Stockholder so furnished in writing by such Stockholder expressly for use in the registration statement or prospectus; provided, that the obligation to indemnify shall be several, not joint and several, among such Stockholders and the liability of each such Stockholder shall be in proportion to and limited to the net amount received by such Stockholder from the sale of Registrable Securities pursuant to such registration statement in accordance with the terms of this Agreement.  The indemnity agreement contained in this Section 3.05(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Stockholder.  The Company and the holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) transactions or the relationship between such holder and its Affiliates, on one hand, and the Company, on the other hand, (b) the beneficial ownership of Shares by such holder and its Affiliates, (c) the name and address of such holder and (d) any additional information about such holder or the plan of distribution (other than for an underwritten offering) required by law or regulation to be disclosed in any such document.

(c)           Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to the action, except to the extent that such indemnifying party is materially prejudiced by the failure to give such notice; provided, that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party or to such indemnified party other than pursuant to this Section 3.05.  No indemnifying party in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels; provided, that such number of additional counsel shall be reasonably acceptable to the indemnifying party.

(d)           Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) of this Section 3.05 is unavailable to an indemnified party as contemplated by the preceding paragraphs (a) and (b) of this Section 3.05 or is insufficient to hold such indemnified party harmless, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party, or (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the preceding clause (i) but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the liability of any such Stockholder be greater in amount than the amount of net proceeds received by such Stockholder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided in paragraph (b) of this Section 3.05 had been available.

SECTION 3.06.            Lock-Up Agreements.  Whenever the Company proposes to register any of its equity securities under the 1933 Act in an underwritten offering for its own account (other than on Form S-4 or S-8 or any similar successor form or another form used for a purpose similar to the intended use of such forms) or is required to use its reasonable efforts to effect the registration of any Registrable Securities under the 1933 Act pursuant to Section 3.01 or 3.02, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 under the 1933 Act, or to request registration under Section 3.02 of any Registrable Securities for the time period reasonably requested by the managing underwriter for the underwritten offering; provided, that in no event shall such period exceed 180 days (the “Lock-up Period”) after the effective date of the registration statement relating to such registration, except (i) as part of such registration or (ii) in the case of a private sale or distribution, unless the transferee agrees in writing to be subject to this Section 3.06.  If requested by such managing underwriter or the Company, each holder of Registrable Securities agrees to execute a lock-up agreement, in customary form, consistent with the terms of this Section 3.06(a); provided, that the form of the lock-up shall be substantially identical as to each similarly situated Stockholder; provided, further, that if the Company or any underwriter releases any holder of Registrable Securities from the lock-up agreement set forth in this Section 3.06 (or any separate lock-up agreement with an underwriter), it shall similarly release all other holders of Registrable Securities on a pro rata basis.  Notwithstanding the foregoing, no Stockholder shall be subject to a Lock-up Period in excess of 180 days in any calendar year due to the registration of any Registrable Securities pursuant to Section 3.02.

SECTION 3.07.            Participation in Registrations.  No Stockholder may participate in any Registration hereunder that is underwritten unless such Stockholder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements (provided, that such underwriting arrangements shall not limit any of such Stockholder’s rights under this Agreement), and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

SECTION 3.08.            Rule 144.  The Company shall file any reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any holder may reasonably request to enable such holder to sell Registrable Securities without registration under the 1933 Act as permitted by (i) Rules 144 and 144A and Regulation S under the 1933 Act, as such Rules may be amended from time to time, or (ii) any similar rules or regulation hereafter adopted by the Commission.  Upon the request of a holder of Registrable Securities, the Company, at its own expense, will deliver to such holder:  (x) a written statement as to whether it has complied with the requirements that would make the exemption provided by such Rule or Rules available to such holder (and such holder shall be entitled to rely on the accuracy of such written statement); (y) a copy of the most recent annual or quarterly report of the Company; and (z) such other reports and documents as such holder may reasonably request in order to avail itself of any rule or regulation of the Commission allowing it to sell Registrable Securities without registration.

ARTICLE IV.

MISCELLANEOUS

SECTION 4.01.            Notices.  All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made at the address or facsimile number set forth on the signature pages hereof (or in the relevant Joinder Agreement), or at such other address or facsimile number as such party shall have furnished to the Company and the Stockholders in writing; provided, that:

(a)           unless otherwise specified by Ares in a notice delivered by Ares in accordance with this Section 4.01, any notice required to be delivered to Ares shall be properly delivered if delivered to:

Ares Corporate Opportunities Fund III, L.P.
c/o Ares Management II, L.P.
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention:                                         Rachel Lee
Telephone:                                   (310) 201-4100
Facsimile:                                         (310) 201-4170

with a copy to

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Attention:                                         Monica J. Shilling, Esq.
Telephone:                                   (310) 284-4544
Facsimile:                                         (310) 557-2193

(b)           unless otherwise specified by FS in a notice delivered by FS in accordance with this Section 4.01, any notice required to be delivered to FS shall be properly delivered if delivered to:

FS Equity Partners VI, L.P.
c/o Freeman Spogli & Co.
11100 Santa Monica Boulevard, Suite 1900
Los Angeles, CA 90025
Attention: Brad Brutocao
Telephone: (310) 444-1822
Facsimile: (310) 444-1870

with a copy to

Morgan Lewis & Bockius LLP
101 Park Avenue
New York, NY  10178-0060
Attention: Christina Edling Melendi, Esq.
Telephone:  (212) 309-6949
Facsimile:  (212) 309-6001

(c)           unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 4.01, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Floor & Decor Holdings, Inc.
Store Support Center

2233 Lake Park Drive

Smyrna, GA 30080
Attention: David Christopherson, Esq.
Telephone: (770) 421-3723
Facsimile: (404) 393-3540

with a copy to

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Attention:                                         Monica J. Shilling, Esq.
Telephone:                                   (310) 284-4544
Facsimile:                                         (310) 557-2193

Notice shall be delivered (i) by nationally recognized overnight courier delivery for next Business Day delivery, (ii) by hand delivery, or (iii) by facsimile or electronic mail transmission if confirmation of transmission is received by the sender.  Legal counsel for the respective parties may send to the other party any notices, requests, demands or other communications required or permitted to be given hereunder by such party. Each such notice or other communication shall for all purposes of this Agreement be treated as effective, or as having been given, only upon receipt thereof at the address specified hereunder.

SECTION 4.02.            Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

Except as set forth in Section 3.05, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

SECTION 4.03.            Amendment.  This Agreement may not be amended, restated, modified or supplemented in any respect and the observance of any term of this Agreement may not be waived except by a written instrument executed by each of Ares and FS, in each case so long as it, together with its Related Persons and other Permitted Transferees, at the date of determination, beneficially owns at least 5% of the then outstanding Shares and (i) to the extent (and only to the extent) any particular Party’s or Parties’ rights hereunder are uniquely and adversely affected (provided that the amendment, modification or elimination of any Party’s rights in an adverse manner under Section 3.01 shall be deemed to uniquely and adversely affect each Party) by such amendment, modification, supplement or waiver (other than any amendment, modification, supplement or waiver that affects the interests of the Minority Stockholders as a group, in which case clause (ii) shall apply), by such Party’s or Parties’, as applicable, or (ii) to the extent (and only to the extent) the interests of the Minority Stockholders as a group are adversely affected (provided that the amendment, modification or elimination of any Party’s rights in an adverse manner under Section 3.01 shall be deemed to uniquely and adversely affect each Party) by such amendment, modification, supplement or waiver, by a majority (based on the number of Shares owned by each Minority Stockholder at the time of such amendment, modification, supplement or waiver) of the Minority Stockholders. No consent of any Minority Stockholder shall be required to the joinder of those Persons who become parties hereto by executing a Joinder Agreement in accordance to the terms of this Agreement.

SECTION 4.04.            Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or any Party except as otherwise expressly stated hereunder or with the prior written consent of the Major Stockholders.  A Permitted Transferee who executes a Joinder Agreement in accordance with the provisions hereof may be assigned any rights available hereunder.

SECTION 4.05.            Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.  The parties hereto irrevocably submit, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States located in the State of New York or in any New York state court located in New York county and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.

SECTION 4.06.            Waiver of Jury Trial.  Each party to this Agreement, for itself and its Related Persons, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto or their respective Related Persons pursuant to this Agreement or in the negotiation, administration, performance or enforcement of this Agreement.

SECTION 4.07.            Enforcement.  The parties expressly agree that the provisions of this Agreement may be specifically enforced against each of the parties hereto in any court of competent jurisdiction.

SECTION 4.08.            Severability.  If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  If any of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 4.09.            Additional Securities Subject to Agreement.  Except as otherwise determined by the Major Stockholders, all Shares of the Company that any Stockholder hereafter acquires by means of a stock split, stock dividend, distribution, exercise of options or warrants or otherwise (other than pursuant to a public offering) whether by merger, consolidation or otherwise (including shares of a surviving corporation into which the Shares of the Company are exchanged in such transaction) will be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

SECTION 4.10.            Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 4.11.            Counterparts.  This Agreement may be executed, including by way of electronic signature (pdf and facsimile formats included), in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

SECTION 4.12.            Further Assurances.  Each party agrees that he, she or it shall, from time to time after the date of this Agreement, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by any other party to carry out the transactions contemplated by this Agreement.

SECTION 4.13.            Specific Performance.  Without limiting or waiving in any respect any rights or remedies of the parties hereto under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto will be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

SECTION 4.14.            Complete Agreement.  This Agreement constitutes the complete agreement of the parties with respect to the subject matter hereof and supersede all prior discussions, negotiations and understandings (including the Shareholders Agreement).

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

FLOOR & DECOR HOLDINGS, INC.

Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

ARES CORPORATE OPPORTUNITIES FUND III, L.P.

Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

FS EQUITY PARTNERS VI, L.P.

Name:
Title:

[STOCKHOLDER ON SCHEDULE B]

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT